--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                    (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             ROADWAY EXPRESS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                             [ROADWAY EXPRESS LOGO]
                              1077 GORGE BOULEVARD
                                  P.O. BOX 471
                             AKRON, OHIO 44309-0471

                                                               February 18, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Roadway Express, Inc., which will be held on Wednesday, March 22, 2000, at 9:00 a.m. at the Sheraton Four Points Hotel, located at 3150 West Market Street, Fairlawn, Ohio.

     At the Annual Meeting, you will be asked to elect seven Directors to the Board of Directors and to approve the appointment of the independent auditors of the Company for the current fiscal year.

     The Company has enclosed a copy of its 1999 Annual Report for the year ended December 31, 1999 with this notice of annual meeting of shareholders and proxy statement.

     Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                            Sincerely,

                                            /s/ Michael W. Wickham
                                            MICHAEL W. WICKHAM
                                            Chairman and Chief Executive Officer

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          [ROADWAY EXPRESS LETTERHEAD]

       ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 22, 2000

       ------------------------------------------------------------------

To The Shareholders:

     You are hereby notified that the Annual Meeting of Shareholders of Roadway Express, Inc., a Delaware corporation (the "Company"), will be held Wednesday, March 22, 2000, at 9:00 a.m. at the Sheraton Four Points Hotel, located at 3150 West Market Street, Fairlawn, Ohio, for the purpose of:

     1. Electing seven directors to the Board of Directors consisting of Frank
        P. Doyle, John F. Fiedler, Dale F. Frey, Phillip J. Meek, Carl W. Schafer, Sarah Roush Werner, and Michael W. Wickham;

     2. Approving the designation of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2000; and

     3. Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The record of shareholders entitled to notice and to vote at the meeting was taken as of the close of business on February 8, 2000.

     You are invited to attend the meeting, but whether or not you expect to attend in person, please mark, sign, date, and return the enclosed proxy in the accompanying postage-paid envelope so that your shares will be represented at the meeting or adjournment thereof.

     If you wish to have your vote treated in a confidential manner, please mark the box "Confidential Vote Requested" on your proxy card.

                                       JOHN M. GLENN
                                        Secretary

February 18, 2000

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             ROADWAY EXPRESS, INC.
                              1077 GORGE BOULEVARD
                               AKRON, OHIO 44310

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 22, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Roadway Express, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of shareholders of the Company to be held on March 22, 2000 (the "Annual Meeting"). The Notice of Annual Meeting of Shareholders, this Proxy Statement, and related proxy card are being mailed to shareholders on or about February 18, 2000.

     Shareholders of record of the Company at the close of business on February 8, 2000 will be entitled to vote at the Annual Meeting (the "Record Date"). On that date, the Company had outstanding and entitled to vote 19,374,160 shares of common stock, par value $0.01 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters properly brought before the meeting, including the election of directors.

     Shares can be voted only if the shareholder is present in person or by proxy. The Company has a policy relating to proxy voting and independent tabulation and inspection of elections. The policy provides that the Company will furnish shareholders the opportunity to request confidential treatment of their votes. There is a place on the enclosed proxy card for shareholders to make such an election. If a shareholder so requests confidential treatment, an independent vote tabulator and the independent inspectors of election will keep the shareholder's vote permanently confidential and not disclose the vote to anyone. This policy will be in effect at the Annual Meeting. Confidential treatment will not apply when disclosure is required by law or under certain other limited circumstances.

     You may revoke your proxy at any time prior to the exercise of the powers it confers. The shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in the manner specified on the proxies. If specific choices are not indicated on a properly executed proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Ernst & Young LLP as independent auditors; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting. The Board of Directors is not aware of any matter to be presented for action at the meeting other than those set forth herein.

     The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for any business to be transacted at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Directors are elected by a plurality of the affirmative votes cast. Abstentions and broker "non-votes" are not counted for purposes of the election of Directors. The affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. An abstention is counted as a vote against and a broker "non-vote" is not counted for purposes of approving other matters to be acted upon at the Annual Meeting.

     The Board of Directors has designated Michael W. Wickham, Chairman and Chief Executive Officer; James D. Staley, President and Chief Operating Officer; and J. Dawson Cunningham, Executive Vice President, Chief Financial Officer and Treasurer, as Proxies for appointment by shareholders to represent and vote their shares in accordance with their directions.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The By-Laws of the Company provide that the Board of Directors shall consist of not less than three members, as fixed by the Board of Directors from time to time. The Board of Directors has fixed the number at seven. At the Annual Meeting, seven Directors are to be elected to hold office until the Company's next annual meeting. The Board of Directors recommends that its seven nominees for Director be elected at the Annual Meeting. All nominees have consented to being named and to serve if elected. If any nominee becomes unavailable for any reason, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend.

DIRECTOR NOMINEES

     Information regarding the nominees to the Board of Directors of the Company is set forth below.

---------------------------------------------------------------------------------------------
                                                  PRESENT POSITIONS, RECENT
             NAME                                BUSINESS EXPERIENCE AND AGE
---------------------------------------------------------------------------------------------
Frank P. Doyle                   Director of the Company since January 1996. Retired.
                                 Executive Vice President of General Electric Company, a
                                 manufacturing, services, and technology company, from 1992 through 1995, and Senior Vice President from 1981 through
                                 1992. Director: Compaq Computer Corporation, U.S. Office
                                 Products Company, and PaineWebber, Inc. Age 68.
John F. Fiedler                  Director of the Company since March 1999. Chairman of
                                 Borg-Warner Automotive, Inc., a supplier of highly
                                 engineered systems and components primarily for automotive powertrain applications, since March 1996, Chief Executive
                                 Officer since January 1995, President from June 1994 through
                                 March 1996, and Chief Operating Officer from June 1994
                                 through December 1994. Executive Vice President-North
                                 America Tire Division of The Goodyear Tire & Rubber Company,
                                 a manufacturer of tire and rubber products, from 1991
                                 through 1994. Director: Dal-Tile International Inc. Age 61.
Dale F. Frey                     Director of the Company since January 1998. Retired.
                                 Chairman and Chief Executive Officer of General Electric
                                 Investment Corporation from 1984 through early 1997, and
                                 Vice President and Treasurer of General Electric Company, a
                                 manufacturing, services, and technology company, from 1980 through January 1994. Director: Aftermarket Technology
                                 Corp., Praxair, Inc., and Community Health Systems, Inc. Age
                                 67.
Phillip J. Meek                  Director of the Company since January 1996. Retired. Senior
                                 Vice President, Capital Cities/ABC, Inc., a broadcasting,
                                 cable, and publishing company, and President of its
                                 publishing group from 1986 through 1997. Trustee: Ohio
                                 Wesleyan University and vice-chair of its Board of Trustees.
                                 Director: Guideposts, a church organization. Age 62.
Carl W. Schafer                  Director of the Company since January 1996. President of the
                                 Atlantic Foundation, supporting oceanographic research,
                                 since 1990. Director: Frontier Oil Corporation, Evans
                                 Systems, Inc., Electronic Clearing House, Inc., Nutraceutix,
                                 Inc., Labor Ready, Inc., and The PaineWebber and Guardian
                                 Groups of Mutual Funds. Age 64.
Sarah Roush Werner               Director of the Company since January 1996. Director of
                                 Roadway Services, Inc. from 1970 through 1995. Private
                                 investor, Bellevue, Washington. Age 69.
Michael W. Wickham               Chairman of the Board of the Company since March 1998, and
                                 Chief Executive Officer since January 1996. President of the
                                 Company from July 1990 through March 1998. Director of the
                                 Company since 1989. Executive Vice President-Administration and Finance from January 1990 through June 1990. Age 53.
---------------------------------------------------------------------------------------------

COMMITTEES AND DIRECTORS MEETINGS

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The members of the Audit Committee are Carl W. Schafer (Chairman), John F. Fiedler, and Phillip. J. Meek. During 1999, the Audit Committee reviewed the audit plan developed by the Company's independent auditors and the professional services provided by them to assure their independence. Additionally, the Audit Committee reviewed the annual financial statements prepared by management prior to their issuance and met with the independent auditors to review their opinion on the annual financial statements and the results of their audit procedures. The Audit Committee also reviewed, in consultation with the independent auditors and the Company's Director of Internal Audit, the adequacy of the Company's internal controls.

     The members of the Compensation Committee are Frank P. Doyle (Chairman), Dale F. Frey, and Phillip J. Meek. The Compensation Committee recommends compensation for executive officers of the Company.

     Although the Company does not have a standing nominating committee, written recommendations for nominees to the Board of Directors to be elected at the 2001 annual meeting of shareholders (the "2001 Annual Meeting") will be considered by the Board of Directors if such recommendations are received in accordance with the Company's By-Laws by the Secretary of the Company at its principal offices at least 70 days prior to the 2001 Annual Meeting or, if the Company does not make a public announcement of the date of the 2001 Annual Meeting at least 80 days prior to such meeting, not later than ten days after the actual public announcement of the 2001 Annual Meeting.

     The Board of Directors held 6 meetings in 1999. The Compensation Committee met 5 times and the Audit Committee met 2 times. All of the Directors attended one-hundred percent of the total meetings held by the Board of Directors and by the committees on which they served in 1999.

DIRECTOR COMPENSATION

     Except as set forth below, during 1999 each nonemployee Director of the Company received an annual retainer of $18,000 plus (a) $4,000 for each committee membership, (b) $2,000 for each committee chairmanship and (c) 100 shares of Common Stock. In addition to his or her annual retainer, each nonemployee Director received $1,500 for each meeting of the Board of Directors or a committee that such Director attended.

     Nonemployee Directors may elect to take all or a portion of their annual retainer in stock options under the Roadway Express Nonemployee Directors' Stock Option Plan (the "Option Plan") or in deferred compensation under the Roadway Express Nonemployee Directors' Equity and Deferred Compensation Plan. In 1999, each of Frank P. Doyle, Dale F. Frey, and Phillip J. Meek elected to take stock options under the Option Plan in lieu of their annual retainers.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise noted, the following table sets forth certain information as of January 31, 2000 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the Common Stock; the beneficial ownership of Common Stock by each Director nominee and executive officer named in the Summary Compensation Table; and all Director nominees and executive officers as a group. Except as otherwise noted, the information with respect to beneficial ownership has been furnished by the respective Director nominee, executive officer, or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").


------------------------------------------------------------------------------------------------------------
                                            AMOUNT AND NATURE OF                   PERCENTAGE OF SHARES OF COMMON
   NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP                      STOCK BENEFICIALLY OWNED
-----------------------------------------------------------------------------------------------------------------
Sarah Roush Werner
  P. O. Box 503
  Bellevue, Washington 98009-0503                 1,695,901(a)                                   8.8%
Private Capital Management, Inc.
  3003 Tamiami Trail North
  Naples, Florida 34103                           1,595,543(b)                                   8.2%
Roadway Express, Inc.
  401(k) Stock Savings Plan
  Key Trust Company of Ohio, National
  Association, Trustee                            4,917,322(c)                                  25.4%
Frank P. Doyle                                        7,843(d)                                      *
John F. Fiedler                                       1,100                                         *
Dale F. Frey                                          5,205(d)                                      *
Phillip J. Meek                                      12,280(d)                                      *
Carl W. Schafer                                         900(e)                                      *
Michael W. Wickham                                   90,415(e)(f)(g)(h)                             *
James D. Staley                                      58,745(f)(g)                                   *
J. Dawson Cunningham                                 57,670(e)(f)(g)(h)                             *
John D. Bronneck                                     43,272(f)(g)                                   *
Louis J. Esposito                                    34,718(f)(g)                                   *
All Directors and executive officers as a         2,023,061(a)(d)(e)(f)(g)(h)                   10.4%
  group (12 persons)
-----------------------------------------------------------------------------------------------------------------

* Less than one percent.

(a) Includes 43,340 shares as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(b) According to information provided by Private Capital Management, Inc. ("PCM"), an investment advisor registered under the Investment Advisers Act of 1940, and Bruce S. Sherman, Chairman of PCM, PCM is deemed to be the beneficial owner of 1,560,943 shares of Common Stock because of its shared power to dispose or to direct the disposition of these securities. Bruce S. Sherman, as Chairman of PCM, is deemed to be the beneficial owner of 1,595,543 shares of Common Stock, including the shares beneficially owned by PCM as well as 34,600 shares of Common Stock, which Mr. Sherman has sole power.

(c) Pursuant to the terms of the Roadway Express, Inc. 401(k) Stock Savings Plan, participants are entitled to instruct the trustee as to the voting of any shares allocated to their account(s), and shares for which no direction is received by the trustee. The trustee must vote the shares as directed.

(d) Includes shares subject to stock options, which are currently exercisable, granted pursuant to the Roadway Express Nonemployee Directors' Stock Option Plan, as follows: Mr. Doyle, 5,643 shares; Mr. Frey, 5,205 shares; and Mr. Meek, 6,080 shares.

(e) Includes shares held in an individual retirement account, as follows: Mr. Schafer, 500 shares; Mr. Wickham, 2,344 shares; and Mr. Cunningham, 735 shares.

(f) Includes shares held pursuant to the Roadway Express, Inc. 401(k) Stock Savings Plan, as of December 31, 1999, as follows: Mr. Wickham, 11,659 shares; Mr. Staley, 8,440 shares; Mr. Cunningham, 5,640 shares; Mr. Bronneck 8,857 shares; Mr. Esposito, 9,359 shares; and all executive officers as a group, 47,967 shares.

(g) Includes shares of restricted incentive stock granted under the Roadway Express, Inc. Management Incentive Stock Plan, as follows: Mr. Wickham, 65,862 shares; Mr. Staley, 47,538 shares; Mr. Cunningham, 45,323 shares; Mr. Bronneck 34,415 shares; Mr. Esposito, 6,000 shares; and all executive officers as a group, 203,738 shares.

(h) Includes shares held by family members as to which beneficial ownership is disclaimed, as follows: Mr. Wickham, 10,350 shares; Mr. Cunningham, 1,125 shares; and all executive officers as a group, 11,975 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Directors and executive officers of the Company to report holdings of, and transactions in, Common Stock. Based on Company records and other information, the Company believes that all such reports required of its Directors and executive officers with respect to the fiscal year ended December 31, 1999 were timely filed, except for a statement of changes in beneficial ownership on Form 4 by John F. Fiedler. A Form 4, reflecting the purchase of 1,000 shares of Common Stock by Mr. Fiedler on April 5, 1999, was inadvertently filed late in June 1999 due to an administrative oversight by the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning annual compensation for services rendered to the Company for 1997, 1998, and 1999 by those persons who were the chief executive officer and the other four most highly compensated executive officers of the Company during 1999 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE


-------------------------------------------------------------------------------------------------------------------------
                                                                                    LONG-TERM
                                         ANNUAL COMPENSATION                      COMPENSATION
                                  ----------------------------------   -----------------------------------
                                                                       RESTRICTED   SECURITIES
                                                        OTHER ANNUAL     STOCK      UNDERLYING     LTIP       ALL OTHER
        NAME AND                                        COMPENSATION     AWARDS     OPTIONS(#)   PAYMENTS    COMPENSATION
   PRINCIPAL POSITION      YEAR    SALARY     Bonus         (a)           (b)          (c)          (d)          (e)
-------------------------------------------------------------------------------------------------------------------------
Michael W. Wickham         1999   $450,000   $330,000     $10,317       $206,146     150,000     $     --      $103,600
  Director, Chairman and   1998    383,845    124,939       7,366        307,145          --           --        14,830
  Chief Executive Officer  1997    300,000    179,000       4,720             --          --           --        16,054
James D. Staley            1999   $264,000   $206,000     $ 7,428       $150,155      60,000     $     --      $ 59,477
  President and Chief      1998    234,234     71,954       5,271        223,243          --           --         9,980
  Operating Officer        1997    200,000    103,000       3,360             --          --           --         9,064
J. Dawson Cunningham       1999   $236,900   $183,750     $ 7,145       $138,605      55,500     $     --      $ 61,911
  Executive Vice           1998    226,537     67,338       5,178        208,290          --           --        11,535
  President,
  Chief Financial          1997    200,000    103,000       3,360             --          --           --        12,105
  Officer,
  and Treasurer
John D. Bronneck           1999   $195,700   $153,450     $ 5,203       $121,279      26,000     $     --      $ 50,380
  Vice                     1998    183,546     59,031       3,392        174,202          --           --        44,146
  President-Operations
                           1997    155,200     83,000       2,000             --          --           --         7,570
Louis J. Esposito          1999   $188,000   $134,000     $ 1,200       $ 86,628      18,000     $     --      $ 49,240
  Vice President-Sales     1998    183,000     54,600       1,200        132,750          --           --         8,870
                           1997    173,000     91,000       2,400             --          --      265,500         8,255
-------------------------------------------------------------------------------------------------------------------------

(a) Reflects cash dividends paid on restricted incentive stock awarded under the Roadway Express, Inc. Management Incentive Stock Plan (the "Management Incentive Stock Plan").

(b) Reflects shares of restricted incentive stock awarded under the Management Incentive Stock Plan on January 1, 1999, valued on the dates of grant, for which certain management objectives were reached on December 31, 1999. Although these shares of restricted incentive stock have partially vested with respect to the attainment of certain management objectives based upon stock appreciation, such shares of restricted incentive stock remain subject to a substantial risk of forfeiture, which will lapse upon the executive officers' attainment of age 55, if applicable, provided that the executive officer has remained in the continuous employ of the Company or one of its subsidiaries or in the event that certain change in control events occur. Such shares of restricted incentive stock that remain subject to forfeiture entitle the executive officer to all of the rights of a shareholder generally, including the right to vote such shares and receive any dividends that may be paid thereon.

(c) Reflects grants of stock options awarded under the Roadway Express, Inc. Equity Ownership Plan (the "Equity Ownership Plan").

(d) Reflects payouts of shares of restricted incentive stock under the Management Incentive Stock Plan awarded on January 1, 1996 for which certain management objectives were reached on December 31, 1997 and to which all restrictions have lapsed due to the executive officer's attainment of age 55.

(e) Reflects for 1999 (i) dividend equivalents earned on stock credits held under the Roadway Express, Inc. Long-Term Stock Award Incentive Plan (Mr. Wickham, $9,095; Mr. Staley, $2,954; Mr. Cunningham, $4,587; Mr. Bronneck, $910; and Mr. Esposito, $1,690); (ii) Company matching contributions under the Roadway Express, Inc. 401(k) Stock Savings Plan, a voluntary contributory defined contribution employee benefit plan (Mr. Wickham, $4,855; Mr. Staley, $7,200; Mr. Cunningham, $7,195; Mr. Bronneck, $7,200;
    and Mr. Esposito, $7,094); and (iii) the value of premiums paid by the Company for split-dollar life insurance coverage under the Roadway Express, Inc. Split Dollar Life Insurance Plan (Mr. Wickham, $89,650; Mr. Staley, $49,323; Mr. Cunningham, $50,129; Mr. Bronneck, $42,270; and Mr. Esposito, $40,456). Compensation attributable to split-dollar insurance represents the present value of the interest projected to accrue on the portion of the current year's insurance premium paid by the Company. The portion of the premium payments paid by the Company are recovered by the Company from the cash value of the policy upon the later of the fifteenth anniversary of the employee's participation in the insurance plan or age 65. In the event that the employee's employment is terminated prior to early or normal retirement or disability, or the occurrence of certain other events enumerated in the split-dollar agreement between the Company and the employee, the Company would recover its portion of the premium payments at that time.

ROADWAY EXPRESS, INC. EQUITY OWNERSHIP PLAN

     The following table sets forth information with respect to the Named Officers concerning grants of stock options made during its last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS(a)
                           ------------------------------------------------------------------------------
                             NUMBER         PERCENT OF
                               OF             TOTAL
                             SHARES          OPTIONS                                             GRANT
                           UNDERLYING       GRANTED TO                                           DATE
                            OPTIONS        EMPLOYEES IN       EXERCISE        EXPIRATION        PRESENT
          NAME             GRANTED(#)      FISCAL YEAR       PRICE($/SH)         DATE         VALUE(b)($)
---------------------------------------------------------------------------------------------------------
Michael W. Wickham          150,000            21.3%           $20.50          11/10/09       $1,332,000
James D. Staley              60,000             8.5             20.50          11/10/09          532,800
J. Dawson Cunningham         55,500             7.9             20.50          11/10/09          492,840
John D. Bronneck             26,000             3.7             20.50          11/10/09          230,880
Louis J. Esposito            18,000             2.6             20.50          11/10/09          159,840
---------------------------------------------------------------------------------------------------------

(a) Options become exercisable to the extent of one-fourth of the grant each year beginning November 10, 2000, one year following the grant date. Vested options may be exercised for up to three years following death or disability and up to five years following retirement.

(b) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was used to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of the Common Stock during the applicable period. The following assumptions were made when calculating the grant date present value: the option will be exercised after 5 years, volatility of 44.6%, annual dividend yield of 1% and an interest rate of 5.9%.

     The following table sets forth information with respect to the Named Officers concerning unexercised stock options held as of the end of 1999. No outstanding options held by the Named Officers were exercised or exercisable during the last fiscal year.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SECURITIES
                                               UNDERLYING                                VALUE OF
                                               UNEXERCISED                             IN-THE-MONEY
                                            OPTIONS AT FISCAL                        OPTIONS AT FISCAL
                                               YEAR END(#)                             YEAR END ($)
                                        -------------------------                -------------------------
                 NAME                   EXERCISABLE/UNEXERCISABLE                EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
Michael W. Wickham                             0 / 150,000                             $0 / 168,750
James D. Staley                                 0 / 60,000                               0 / 67,500
J. Dawson Cunningham                            0 / 55,500                               0 / 62,438
John D. Bronneck                                0 / 26,000                               0 / 29,250
Louis J. Esposito                               0 / 18,000                               0 / 20,250
----------------------------------------------------------------------------------------------------------

ROADWAY EXPRESS, INC. PENSION PLAN

     The following table shows estimated annual pension benefits payable as retirement benefits to the Named Officers.

                               PENSION PLAN TABLE

                                   YEARS OF SERVICE
                       -----------------------------------------
    REMUNERATION       15 YEARS   20 YEARS   25 YEARS   30 YEARS
----------------------------------------------------------------
      $200,000         $ 46,688   $ 62,250   $ 77,813   $ 93,375
       300,000           69,188     92,250    115,313    138,375
       400,000           91,688    122,250    152,813    183,375
       500,000          114,188    152,250    190,313    228,375
       600,000          136,688    182,250    227,813    273,375
----------------------------------------------------------------

     The Roadway Express, Inc. Pension Plan (the "Pension Plan") is a noncontributory qualified defined benefit plan. The Pension Plan provides annual retirement benefits after normal retirement at age 65 equal to the greater of
(a) 2% of the final 240 consecutive months average compensation at or below $45,000 times total years of service not to exceed 30, or (b) 1 3/4% of the final 240 consecutive months average compensation up to $45,000 and 1 1/2% of the final 240 consecutive months average compensation in excess of $45,000 times total years of service not to exceed 30. Benefits under the Pension Plan are not subject to reductions for Social Security benefits or other offset amounts.

     Benefits are payable as a straight life annuity under various assumptions based on final 20 year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation. For the Named Officers, annual compensation represents the sum of the amounts shown for 1999 in the Salary, Bonus, and Other Annual Compensation columns of the Summary Compensation Table.

     The credited years of service and the estimated final 20 year average compensation under the Pension Plan for the Named Officers are: Mr. Wickham, 31 1/2 years and $564,544; Mr. Staley, 28 1/2 years and $345,417; Mr.
Cunningham, 14 1/2 years and $313,571; Mr. Bronneck, 30 1/2 years and $255,991; and Mr. Esposito, 28 1/2 years and $226,456.

     Federal law places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans. Since the Company believes the retirement income objectives of the Company's pension plans are appropriate for all eligible participants, it has adopted a nonqualified
Section 415 Excess Plan and a nonqualified Section 401(a)(17) Benefit Plan (collectively, the "Excess Plans") providing for the payment from general funds of the benefits that would be lost by plan participants as a result of present or future Internal Revenue Code of 1986 (the "Internal Revenue Code") provisions limiting the benefits payable or the compensation taken into account. Upon the retirement or death of a participant under either of the Excess Plans, the supplemental retirement benefit payable with respect to such participant will be determined under the pension formula set forth above, but without the limitations set forth in the Internal Revenue Code described above.

1999 EXECUTIVE COMPENSATION REPORT

     The Compensation Committee is composed of three nonemployee members of the Board of Directors. The Compensation Committee is responsible for establishing basic principles related to the compensation programs of the Company and for providing oversight for compensation programs for executive officers.

     In 1999, the Compensation Committee retained the strategic objectives for executive compensation that it had established for previous years. The Compensation Committee's objectives were to assure that compensation for executive officers would support the Company's mission and vision statement and attract and retain experienced professionals in their respective fields. Comparisons were made for both the executive officer group as a whole and individual positions.

     Base Salaries. Salaries for executive officers, including the chief executive officer, were determined by three factors: (i) salary levels among service companies with revenues of comparable magnitude and specifically those of the Company's nearest competitors; (ii) performance of the Company, considering profitability of the industry as a whole; and (iii) individual performance as evaluated by the chief executive officer and through the Compensation Committee's own observations, and in the case of the chief executive officer, by the Compensation Committee itself after consulting with other members of the Board of Directors. The Compensation Committee continues its long-standing philosophy that base compensation should be below market, while rewarding superior performance through annual cash incentives, and long-term incentives. Salary levels, annual cash incentives, and long-term incentives were adjusted in 1999 as part of this philosophy.

     Cash Incentive Compensation. As in 1997 and 1998, the Compensation Committee set individualized cash incentives for the top management group, which includes all executive officers. Factors considered in setting the amounts for executive officers included the relative importance of the position with the Company and the degree of talent required to obtain high performance at such position. Pre-determined levels of targeted profitability were set for all executive officers. Percentages of pay-outs were to have declined by steps of 5% to the extent that the Company's profitability did not meet the predetermined level, provided that there would be no pay-outs if after-tax profits did not exceed certain minimum levels. Bonuses were scaled proportionately to match increased attainment beyond the originally projected profit target.

     Management Incentive Stock Plan. Pursuant to the Management Incentive Stock Plan, grants of an aggregate of 653,786 shares of restricted incentive stock were made to 69 key employees. Awards of stock, although effective as of the first day of the respective year, are subject to lapse and forfeiture if a number of conditions are not satisfied. The conditions include attainment of certain objectives for appreciation in market price of the Common Stock, vesting requirements and such others as the Compensation Committee may determine.

     Split Dollar Life Insurance Plan. After careful consideration, the Compensation Committee proposed, and the Board approved, the creation of a Split Dollar Life Insurance Plan for key and certain other employees. Compensation attributable to split-dollar insurance represents the present value of the interest projected to accrue on the portion of the current year's insurance premium paid by the Company. The portion of the premium payments paid by the Company are recovered by the Company from the cash value of the policy upon the later of the fifteenth anniversary of the employee's participation in the insurance plan or age 65. In the event that the employee's employment is terminated prior to early or normal retirement or disability, or the occurrence of certain other events enumerated in the split-dollar agreement between the Company and the employee, the Company would recover its portion of the premium payments at that time.

     This report on 1999 executive compensation shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities and Exchange Commission or Section 18 of the Exchange Act.

     This report is submitted on behalf of the Compensation Committee.

                 FRANK P. DOYLE; DALE F. FREY; PHILLIP J. MEEK

                               PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total shareholder return on the Common Stock with the S&P 500 Index and the S&P Trucking Super Composite, respectively, for the period commencing January 2, 1996 (the initial trading date for the Common Stock) through December 31, 1999. The graph assumes that the value of the investment in the Common Stock and each index was $100 at January 2, 1996, and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on the Common Stock.

                        COMPARISON OF SHAREHOLDER RETURN
                                    [GRAPH]

                                                                   S&P
                                                                 TRUCKING
                                      ROADWAY       S&P 500       SUPER
                                   EXPRESS, INC.     INDEX      COMPOSITE
                                   -------------    -------    ------------
January 2, 1996                        $100          $100          $100
December 31, 1996                       115           119           114
December 31, 1997                       133           159           138
December 31, 1998                        88           198           127
December 31, 1999                       133           237           134

                      DESIGNATION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     A proposal will be presented at the meeting to ratify the designation of Ernst & Young LLP as the independent auditors of the Company for 2000. Ernst & Young LLP has been the independent auditors of the Company since 1951. Representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Your Board of Directors recommends a vote FOR this proposal.

                             SHAREHOLDER PROPOSALS

     The Company must receive by October 19, 2000 any proposal of a shareholder intended to be presented at the 2001 Annual Meeting and to be included in the Company's proxy materials related to the 2001 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2001 Annual Meeting ("Non-Rule 14a-8 Proposals") must be received by the Company by January 19, 2001 or such proposals will be considered untimely under the advance notice provisions of the Company's By-Laws. Non-Rule 14a-8 Proposals must comply with certain provisions of the Company's By-Laws. The Company's proxy related to the 2001 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 19, 2001. Notices of shareholder proposals should be delivered personally or mailed, and any request for a copy of the Company's By-Laws (which will be provided at no charge to any holder of Common Stock) should be directed, to the Secretary of the Company at its principal offices.

                              COST OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

                                          JOHN M. GLENN
                                          Secretary

February 18, 2000

PROXY                                                                      PROXY
                              ROADWAY EXPRESS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MARCH 22, 2000.

     The undersigned hereby appoints Michael W. Wickham, James D. Staley and J. Dawson Cunningham, or any of them or their substitutes, as Proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote all the shares of common stock of Roadway Express, Inc. held of record by the undersigned at the close of business on February 8, 2000, at the Annual Meeting of Shareholders to be held at the Sheraton Four Points Hotel, located at 3150 West Market Street, Fairlawn, Ohio, on Wednesday, March 22, 2000, at 9:00 a.m., and at any adjournments or postponements thereof, in their discretion. The Proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees listed; and FOR the ratification of the independent auditors of the Company for 2000.
    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORSO RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING
                             THE ENCLOSED ENVELOPE.
                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------


4961 - Roadway Express, Inc.


                                                    ROADWAY EXPRESS, INC.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
[                                                                                                                                 ]

1. Election of Directors                    For   Withhold  For All
   Director Nominees:                       All     All      Except  2. Ratification of Ernst & Young LLP as  For  Against Abstain
   01-Frank P. Doyle, 02-John F. Fiedler,   [ ]     [ ]       [ ]       Independent auditors. Directors
   03-Dale F. Frey, 04-Phillip J. Meek,                                 recommend a vote FOR proposal 2.      [ ]    [ ]     [ ]
   05-Carl W. Schafer, 06-Sarah Roush Werner,
   07-Michael W. Wickham.

   Nominee Exception                                                                                          Yes
                                                                                                              [ ]
---------------------------------------------
                                                                     CONFIDENTIAL VOTE REQUESTED


                                                                            Date:_____________________, 2000

                                                                            Signature(s)_______________________________

                                                                            Signature(s)_______________________________
                                                                            Note: Please sign exactly as name appears hereon.
                                                                            Joint owners should each sign. When signing as
                                                                            attorney, executor, administrator, trustee or guardian,
                                                                            please give full title as such.


-----------------------------------------------------------------------------------------------------------------------------------
                                                   *  FOLD AND DETACH HERE        *

                                                     YOUR VOTE IS IMPORTANT.
                     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.




4961 - Roadway Express, Inc.

                              ROADWAY EXPRESS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MARCH 22, 2000.

     To Key Trust Company of Ohio, N.A., Trustee of the Roadway Express, Inc. 401(k) Stock Savings Plan (the OPlanO): The undersigned, a participant in the Plan, hereby directs the Trustee to vote in person or by proxy (a) all common shares of Roadway Express, Inc. credited to the undersignedOs account under the Plan on the record date (Oallocated sharesO); and (b) the proportionate number of common shares of Roadway Express, Inc. allocated to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions (Onon-directed sharesO) and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions. Under the Plan, shares allocated to the accounts of participants for which the Trustee does not receive timely directions in the form of a signed voting instruction card are voted by the Trustee as directed by the participants who timely tender a signed voting instruction card. By completing this Confidential Voting Instruction Card and returning it to the Trustee, you are authorizing the Trustee to vote allocated shares and a proportionate amount of the non-directed shares held in the Plan. The number of non-directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. Any participant wishing to vote the non-directed shares differently from the allocated shares may do so by requesting a separate voting instruction card from the Trustee at 1-800-991-8947.
     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORSO RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
                      PROMPTLY USING THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------


4962 - Roadway Express, Inc. 401K (Blue)


                                                 ROADWAY EXPRESS, INC.
                          PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
[                                                                                                       ]

1. Election of Directors                    For  Withhold  For All
   Director Nominees:                       All    All     Except     2. Ratification of Ernst & Young LLP as  For  Against Abstain
   01-Frank P. Doyle, 02-John F. Fiedler,   [ ]    [ ]      [ ]          Independent auditors. Directors
   03-Dale F. Frey, 04-Phillip J. Meek,                                  recommend a vote FOR proposal 2.      [ ]    [ ]     [ ]
   05-Carl W. Schafer, 06-Sarah Roush Werner,
   07-Michael W. Wickham.

   Nominee Exception                                                                                            Yes
                                                                                                                [ ]
---------------------------------------------
                                                                      CONFIDENTIAL VOTE REQUESTED


                                                                         Date:_____________________________ , 2000

                                                                         Signature(s)_____________________________

                                                                         Signature(s)_____________________________
                                                                         Note: Please sign exactly as name appears hereon.
                                                                         Joint owners should each sign. When signing as
                                                                         attorney, executor, administrator, trustee or guardian,
                                                                         please give full title as such.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    *  FOLD AND DETACH HERE        *

                                                      YOUR VOTE IS IMPORTANT.
                     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.








4962 - Roadway Express, Inc. 401K (Blue)